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                                                                    EXHIBIT 23.4

                                Form of Consent
                            for Filing with the SEC

                                    CONSENT
                                      of
                         BT Alex. Brown Incorporated

     We hereby consent to (i) the inclusion of our opinion letter, dated October 22, 1998, to the Board of Directors of Cdnow, Inc. as Appendix V to the Proxy Statement forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Proxy Statement under the captions entitled "THE MERGER - Background of the Merger", "THE MERGER - CDnow Reasons for the Merger; Recommendation of the Board", "OPINIONS OF FINANCIAL ADVISORS - Opinion of CDnow's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              BT ALEX BROWN INCORPORATED


                              /s/ J. Adam Hitt
                              --------------------------
                              Name:  J. Adam Hitt
                              Title:  Managing Director
January 13, 1999